Exhibit 10.14.4

GUARANTY OF RECOURSE OBLIGATIONS

THIS GUARANTY OF RECOURSE OBLIGATIONS (this “Guaranty”) is executed as of November 14, 2005, by ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 (“Guarantor”), for the benefit of UBS REAL ESTATE INVESTMENTS INC., a Delaware corporation, having an address at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019 (together with its successors and assigns, “Lender”).

WITNESSETH:

A. Pursuant to that certain Promissory Note, dated of even date herewith, executed by the entities listed on Schedule 1 attached hereto and by this reference incorporated herein (referred to herein individually as a “Borrower” and collectively as “Borrowers”), and payable to the order of Lender in the original principal amount of One Hundred Million Five Hundred Seventy-Six Thousand and No/100 Dollars ($100,576,000.00) (together with all renewals, modifications, increases and extensions thereof, the “Note”), Borrowers have become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) which is made pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrowers and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B. The Loan is secured by, among other things, mortgages and deeds of trust, each dated as of the date hereof (as each may be amended, restated, replaced, supplemented or otherwise modified from time to time, individually a “Security Instrument” and collectively the “Security Instruments”), each executed and delivered by a Borrower, as mortgagor, trustor or grantor, as applicable, in favor of Lender, as mortgagee, beneficiary or grantee, as applicable, which Security Instruments encumber the parcels of real property listed on Schedule 1 attached hereto and made a part hereof, together with the buildings, structures and other improvements now or hereafter located thereon (referred to herein individually as a “Property” and collectively as the “Properties”).

C. The Loan is evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and the Security Instruments, collectively, the “Loan Documents”).

D. Lender was not willing to make the Loan, or otherwise extend credit, to Borrowers unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined).

E. Guarantor is the owner of a direct or indirect interest in each Borrower and, as a result of such interests, Guarantor will derive substantial economic and other benefits from the making of the Loan to Borrowers.

Pool 2

F. This Guaranty is in addition to and independent of that certain Guaranty of Recourse Obligations dated as of the date hereof, made by Ashford Hospitality Trust, Inc., a Maryland corporation (the “Other Guarantor”), in favor of Lender.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrowers, and to extend such additional credit as Lender may from time to time extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations (as hereinafter defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

Section 1.2 Guaranteed Obligations.

(a) Guarantor hereby assumes liability as a primary obligor for, hereby unconditionally guarantees payment to Lender of, hereby agrees to pay, protect, defend and save Lender harmless from and against, and hereby indemnifies Lender from and against any loss, damage (including, without limitation, those resulting from the diminution in value of any Property), cost, expense (including, without limitation, attorneys’ fees and costs), liability, claim, obligation, cause of action, suit, demand and judgment, of any nature or description whatsoever, which may at any time be imposed upon, incurred by or awarded against Lender as a result of or arising from the following:

(i) fraud or material misrepresentation by or on behalf of any Borrower, Operating Lessee, Guarantor or the Other Guarantor or any of their respective agents or representatives in connection with the Loan, including, without limitation, by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (“RICO”) and including, without limitation, any misrepresentation by any Borrower pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to any of the collateral for the Loan;

(ii) the gross negligence or willful misconduct by or on behalf of any Borrower, Operating Lessee, Guarantor or the Other Guarantor or any of their respective authorized agents or representatives in connection with the Loan;

(iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Lender with respect thereto in any document;

Pool 2

(iv) wrongful removal or destruction of any portion of any Property after the occurrence of an Event of Default;

(v) any intentional, physical waste of any Property resulting from the action or inaction of any Borrower, Operating Lessee or any Manager which adversely affects the value of such Property;

(vi) any Legal Requirement (including RICO) resulting in the forfeiture by any Borrower of its Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by any Borrower, Operating Lessee, Guarantor or the Other Guarantor or any of their respective agents or representatives in connection therewith;

(vii) the misappropriation or conversion by or on behalf of any Borrower or Operating Lessee of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to any Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of any Property, or (C) any Gross Revenues (including Rents, security deposits, advance deposits or any other deposits);

(viii) failure to pay charges for labor or materials or other charges that create Liens on any portion of any Property, to the extent (A) such Liens are not bonded over or discharged in accordance with Section 3.6 of the applicable Security Instrument and (B) Gross Revenue is sufficient for the payment of the same;

(ix) any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender in accordance with the provisions of the Loan Documents;

(x) failure to pay Taxes to the extent Gross Revenue is sufficient for the payment of the same;

(xi) failure to obtain and maintain the fully paid for Policies in accordance with Section 5.1.1 of the Loan Agreement;

(xii) Borrowers’ indemnification of Lender set forth in Section 9.2 of the Loan Agreement;

(xiii) any delay in Lender’s right, or inability of Lender, upon the occurrence of an Event of Default to foreclose upon any Property or other collateral for the Loan, obtain a receiver for any Property or otherwise exercise any of its remedies or rights under the Loan Documents, which delay or inability would not have occurred but for the interference by any Borrower, Operating Lessee or any of their Affiliates with Lender’s rights under the Loan Documents;

Pool 2

(xiv) any Borrower or Operating Lessee fails to permit on-site inspections of any Property or fails to provide financial information as required by, and in accordance with the terms and provisions of, the Loan Agreement and the Security Instruments;

(xv) the failure of any Borrower to maintain its status as a single purpose entity prior to the Closing Date, as required by, and in accordance with the terms and provisions of, Sections 3.1.24 and 3.1.43 of the Loan Agreement;

(xvi) the failure by any Borrower, SPE Party or Operating Lessee to maintain its status as a single purpose entity, as required by, and in accordance with the terms and provisions of, clauses (c), (e), (g), (h), (i), (j), (v), (w) and (x) of Section 3.1.24 of the Loan Agreement; and/or

(xvii) if any Borrower or Operating Lessee initiates any wire transfer or ACH authorization with respect to any Clearing Account, closes any Clearing Account or performs any other transaction with respect to any Clearing Account, or authorizes any Manager or any other Person to do so, or adds the right to do so under the Clearing Bank’s electronic information reporting system.

(b) In addition to, and without limiting the generality of, the foregoing clause (a), and notwithstanding anything to the contrary set forth in this Guaranty or in any of the other Loan Documents, Guarantor hereby acknowledges and agrees that the Obligations shall be fully recourse to Guarantor in the event that:

(i) the first full monthly payment of interest under the Note is not paid when due;

(ii) any Borrower, SPE Party or Operating Lessee fails to maintain its status as a single purpose entity as required by, and in accordance with the terms and provisions of, the Loan Agreement (except with respect to the terms and provisions of clauses (c), (e), (g), (h), (i), (j), (v), (w) and (x) of Section 3.1.24 of the Loan Agreement);

(iii) any Borrower fails to obtain Lender’s prior consent to any subordinate financing or other voluntary Lien encumbering any Property;

(iv) Borrowers fail to obtain Lender’s prior consent to any Transfer of any Property or any interest therein or any Transfer of any direct or indirect interest in any Borrower, SPE Party or Operating Lessee, in any such case as required by the Security Instruments or the Loan Agreement;

(v) any Borrower, SPE Party, the sole member of SPE Party, Operating Lessee, Guarantor or the Other Guarantor files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

Pool 2

(vi) an Affiliate, officer, director or representative which controls, directly or indirectly, any Borrower, SPE Party, the sole member of SPE Party, Operating Lessee, Guarantor or the Other Guarantor files, or joins in the filing of, an involuntary petition against any Borrower, SPE Party, the sole member of SPE Party, Operating Lessee, Guarantor or the Other Guarantor under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower, SPE Party, the sole member of SPE Party, Operating Lessee, Guarantor or the Other Guarantor from any Person;

(vii) any Borrower, SPE Party, the sole member of SPE Party, Operating Lessee, Guarantor or the Other Guarantor files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

(viii) any Affiliate, officer, director or representative which controls any Borrower or Operating Lessee consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for any Borrower, Operating Lessee or any portion of any Property;

(ix) any Borrower, SPE Party, the sole member of SPE Party, Operating Lessee, Guarantor or the Other Guarantor makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or

(x) Guarantor (or any Person comprising Guarantor), the Other Guarantor, any Borrower, Operating Lessee or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with this Guaranty, the Note, the Security Instruments or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan, which the court in any such action or proceeding determines is without merit (in the case of a defense) or is unwarranted (in the case of a request for judicial intervention or injunctive or other equitable relief).

(c) In addition to, and without limiting the generality of, the foregoing clauses (a) and (b), and notwithstanding anything to the contrary set forth in this Guaranty or in any of the other Loan Documents, Guarantor hereby acknowledges and agrees that if the Franchise Agreement for any Property is terminated and the applicable Borrower or Operating Lessee has not entered into a replacement franchise agreement acceptable to Lender in its sole discretion with a comparable franchisor acceptable to Lender in its sole discretion prior to or concurrently with such termination then the Obligations shall be fully recourse to Guarantor in an amount not to exceed the Allocated Loan Amount applicable to such Property, provided that

Pool 2

the Obligations shall cease to be fully recourse to Guarantor as a result of the operation of this clause (c) at such time as the applicable Borrower or Operating Lessee has entered into a replacement franchise agreement acceptable to Lender in its sole discretion with a comparable franchisor acceptable to Lender in its sole discretion so long as such event occurs prior to the date that is one (1) year after the termination of the aforesaid Franchise Agreement.

(d) The obligations of Guarantor set forth in clauses (a), (b) and (c) of this Section 1.2, as and to the extent set forth in said clauses (a), (b) and (c) of this Section 1.2, are hereinafter collectively referred to as the “Guaranteed Obligations”.

(e) Notwithstanding anything to the contrary contained in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

Section 1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

Section 1.4 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of any Borrower or any other Person against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.5 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Pool 2

Section 1.6 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against any Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join any Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.7 Waivers. Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (a) any loans or advances made by Lender to any Borrower or Operating Lessee, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, any Security Instrument, the Loan Agreement or any other Loan Document, (d) the execution and delivery by any Borrower and Lender of any other loan or credit agreement or of any Borrower’s execution and delivery of any promissory note or other document arising under the Loan Documents or in connection with any Property, (e) the occurrence of (i) any breach by any Borrower or Operating Lessee of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (ii) an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by any Borrower, or (i) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, or any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed. In addition, to the extent permitted in Section 40.495(2) of the Nevada Revised Statutes and applicable to this Guaranty, Guarantor hereby waives and relinquishes the benefits of the one action rule under Section 40.430 of the Nevada Revised Statutes.

Section 1.8 Payment of Expenses. In the event that Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all out of pocket costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder, together with interest thereon at the Default Rate from the date requested by Lender until the date of payment to Lender. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.9 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect and this Guaranty and the Guaranteed Obligations shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrowers and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

Pool 2

Section 1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Borrower or any other Person liable for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications; Sales. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, any Security Instrument, the Loan Agreement, any of the other Loan Documents or any other document, instrument, contract or understanding between any Borrower or Operating Lessee and Lender or any other Person pertaining to the Guaranteed Obligations, or any sale, assignment or foreclosure of the Note, the Loan Agreement, any Security Instrument or any of the other Loan Documents or any sale or transfer of all or any portion of any Property, or any failure of Lender to notify Guarantor of any such action.

Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to any Borrower, Operating Lessee, Guarantor or the Other Guarantor.

Section 2.3 Condition of Borrowers, Operating Lessee, Guarantor or the Other Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Borrower, Operating Lessee, Guarantor, the Other Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Borrower, Operating Lessee, Guarantor or the Other Guarantor or any sale, lease or transfer of any or all of the assets of any Borrower, Operating Lessee, Guarantor or the Other Guarantor or any changes in the direct or indirect shareholders, partners or members, as applicable, of any Borrower, Operating Lessee, Guarantor or the Other Guarantor; or any reorganization of any Borrower, Operating Lessee, Guarantor or the Other Guarantor.

Pool 2

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (a) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, any Security Instrument, the Loan Agreement or any of the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrowers have valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrowers, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, any Security Instrument, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrowers, Guarantor, the Other Guarantor or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of Borrowers for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrowers or the Other Guarantor) will be liable to pay or perform the Guaranteed Obligations or that Lender will look to other Persons (including Borrowers or the Other Guarantor) to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Pool 2

Section 2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

Section 2.10 Representations. The accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by any Borrower, Operating Lessee or the Other Guarantor in any of the other Loan Documents.

Section 2.11 Offset. Any existing or future right of offset, claim or defense of any Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.12 Merger. The reorganization, merger or consolidation of any Borrower, Operating Lessee, Guarantor or the Other Guarantor into or with any other Person.

Section 2.13 Preference. Any payment by any Borrower or the Other Guarantor to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to any Borrower, the Other Guarantor or any other Person.

Section 2.14 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties. To induce Lender to enter into the Loan Documents and to extend credit to Borrowers, Guarantor represents and warrants to Lender as follows:

(a) Benefit. Guarantor is an Affiliate of each Borrower, is the owner of a direct or indirect interest in each Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Pool 2

(b) Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of each Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or the Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

(c) No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(d) Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor (i) is and will be solvent, (ii) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (iii) has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

(e) Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

(f) Net Worth and Liquidity. As of the date of this Guaranty, Guarantor has a Net Worth (as hereinafter defined) in excess of $211,475,000.00 and has cash and other liquid assets totaling at least $10,000,000.00.

Section 3.2 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of each Borrower or Operating Lessee to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of any Borrower or Operating Lessee thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and whether such debts or liabilities

Pool 2

be evidenced by any note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against any Borrower or Operating Lessee (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, Guarantor shall not receive or collect, directly or indirectly, from any Borrower, Operating Lessee or any other Person any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between any Borrower and Guarantor or as between Operating Lessee and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Obligations and the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

Section 4.3 Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that Guarantor shall receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

Section 4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon any Borrower’s assets or Operating Lessee’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Borrower’s assets or Operating Lessee’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s rights it may have against any Borrower or Operating Lessee, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement

Pool 2

of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of any Borrower or Operating Lessee held by Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrowers and Operating Lessee granting liens or security interests in any of their assets to any Person other than Lender.

ARTICLE 5

COVENANTS

Section 5.1 Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a) “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b) “Net Worth” shall mean, as of a given date, (i) Guarantor’s total assets as of such date, less (ii) Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

Section 5.2 Covenants. Until all of the Obligations and the Guaranteed Obligations have been paid in full, Guarantor (a) shall maintain a Net Worth in excess of $211,475,000.00; (b) shall maintain cash and other liquid assets totaling at least $10,000,000.00; (c) within forty-five (45) days following the end of each calendar quarter, commencing with the calendar quarter ending on December 31, 2005, shall deliver to Lender, with respect to the prior calendar quarter, unaudited quarterly and year-to-date statements of income and expense and cash flow prepared on a cash basis for Ashford Hospitality Trust, Inc., together with a balance sheet as of the end of such prior calendar quarter for Ashford Hospitality Trust, Inc., a certificate of an officer of Ashford Hospitality Trust, Inc. certifying that such quarterly financial statements are true, correct, accurate and complete and fairly present the financial condition and results of operations of Ashford Hospitality Trust, Inc. and Guarantor in a manner consistent with GAAP, and a certificate of an officer of Guarantor certifying that Guarantor’s Net Worth is in excess of $211,475,000.00 as of the end of such prior calendar quarter and that Guarantor maintains cash and other liquid assets totaling at least $10,000,000.00 as of the end of such prior calendar quarter; and (d) within ninety (90) days following the end of each calendar year, shall deliver, or cause Borrowers to deliver, to Lender a complete copy of the consolidated annual financial statements of Ashford Hospitality Trust, Inc. audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender prepared in accordance with GAAP, including consolidated statements of income and expense and cash flow and a balance sheet, together with such other materials as are required to be delivered to Lender under Section 4.1.7(b) of the Loan Agreement.

Section 5.3 Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (a) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor, including, without limitation, the payment of any dividend or distribution to a shareholder, partner or member as applicable, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in Guarantor, or (b) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein.

Pool 2

ARTICLE 6

MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	UBS Real Estate Investments Inc.
1285 Avenue of the Americas, 11th Floor
New York, New York 10019
Attention: Robert Pettinato, Director
Facsimile No. (212) 713-4631

with a copy to:	UBS Real Estate Investments Inc.
1285 Avenue of the Americas, 11th Floor
New York, New York 10019
Attention: Tessa L. Peters, Esq.
Facsimile No. (212) 713-1153

Pool 2

and with a copy to:	Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, New York 10022
Attention: Jeffrey B. Steiner, Esq.
Facsimile No. (212) 895-2900

and with a copy to:	Wachovia Securities/Commercial Mortgage Services
8739 Research Drive, URP4
Charlotte, North Carolina 28288
Attention: Venus Craig
Facsimile No.: (704) 714-0042
(or any successor Servicer of the Loan)

If to Guarantor:	Ashford Hospitality Limited Partnership
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: David A. Brooks
Facsimile No. (972) 490-9605

with a copy to:	Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Attention: Brigitte Gawenda Kimichik, Esq.
Facsimile No.: (214) 659-4777

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer.

Section 6.3 Governing Law; Jurisdiction; Service of Process.

(a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

Pool 2

YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, AND THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY AND STATE OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

Moses & Singer LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-1299

Attention: Mitchell D. Bernstein, Esq.

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL BE THE SAME AGENT DESIGNATED BY BORROWERS UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED

Pool 2

WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or parties against whom such amendment is sought to be enforced.

Section 6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. Guarantor shall not have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.

Section 6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by any Borrower or Operating Lessee to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the

Pool 2

rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

Section 6.12 Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, ANY SECURITY INSTRUMENT, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

Section 6.13 Cooperation. Guarantor acknowledges that Lender and its successors and assigns may (a) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (b) participate the Loan secured by this Guaranty to one or more investors, (c) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in the preceding clauses (a) through (d) are hereinafter each referred to as a “Secondary Market Transaction”). Guarantor shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any of the Rating Agencies involved in any Secondary Market Transaction. Guarantor shall provide such

Pool 2

information and documents relating to Guarantor, Borrowers, any Property and any tenants of any Property as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantor to Lender, including any and all financial statements provided to Lender pursuant to Section 5.2 hereof, may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors and potential investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. Any reasonable cost or expense incurred by Guarantor (other than attorneys’ fees and costs of financial statements) in order to provide the information required under this Section 6.13 shall be paid by Lender.

Section 6.14 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrowers under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrowers” shall mean “each Borrower and any subsequent owner or owners of any Property or any part thereof or interest therein”, (d) the phrase “any Borrower” shall mean “any one or more Borrowers, including all of the Borrowers, if applicable”, (e) the word “Lender” shall mean “Lender and any subsequent holder of the Note”, (f) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by any Security Instrument”, (g) the phrase “any Property” shall mean “any one or more of the Properties, including all of the Properties, if applicable” and shall include any portion of any Property and any interest therein, and (h) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in any Property, the Leases and/or the Rents and/or in enforcing its rights hereunder.

Section 6.16 Fully Recourse. The Guaranteed Obligations are recourse obligations of Guarantor and not restricted by any limitation on personal liability.

[NO FURTHER TEXT ON THIS PAGE]

Pool 2

IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Recourse Obligations as of the day and year first above written.

GUARANTOR: ASHFORD HOSPITALITY LIMITED PARTNERSHIP a Delaware limited partnership By: ASHFORD OP GENERAL PARTNER LLC, a Delaware limited liability company, its general partner

By:	/s/ David A. Brooks
Name: David A. Brooks Title: Vice President

Pool 2

STATE OF NEW YORK             )

                                               ) ss.

COUNTY OF NEW YORK         )

On the             day of November, in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared David A. Brooks, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

(NOTARIAL SEAL)

My Commission Expires:

Pool 2

SCHEDULE 1

(Borrowers’ Names and Addresses of Properties)

POOL 2

	Borrower	Property Name and Address
1.	Ashford Las Vegas LP, a Delaware limited partnership	Embassy Suites – Las Vegas 4315 Swenson Street Las Vegas, Nevada 89119 (Clark County)

2.	Ashford Evansville I LP, a Delaware limited partnership	Hampton Inn – Evansville 8000 Eagle Crest Boulevard Evansville, Indiana 47715 (Vanderburgh County)

3.	Ashford Evansville III LP, a Delaware limited partnership	Residence Inn by Marriott – Evansville 8283 East Walnut Street Evansville, Indiana 47715 (Vanderburgh County)

4.	Ashford Jacksonville II LP, a Delaware limited partnership	Springhill Suites – Jacksonville 4385 Southside Boulevard Jacksonville, Florida 32216 (Duval County)

5.	Ashford Bloomington LP, a Delaware limited partnership	Courtyard Bloomington 310 South College Avenue Bloomington, Indiana 47403 (Monroe County)

6.	Ashford Austin LP, a Delaware limited partnership	Embassy Suites – Austin 9505 Stonelake Boulevard Austin, Texas 78759 (Travis County)

7.	Ashford Jacksonville I LP, a Delaware limited partnership	Hilton Garden Inn – Jacksonville 9745 Gate Parkway North Jacksonville, Florida 32246 (Duval County)

8.	Ashford Dallas LP, a Delaware limited partnership	Embassy Suites – Dallas 14021 Noel Road Dallas, Texas 75240 (Dallas County)

Schedule 1

Pool 2